As filed with the Securities and Exchange Commission on December 20, 2019

No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
__________________________
CALLON PETROLEUM COMPANY
(Exact name of registrant as specified in its charter)
__________________________

Delaware	64-0844345
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2000 W. Sam Houston Parkway S., Suite 2000 Houston, Texas 77042 (281) 589-5200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
__________________________
Michol L. Ecklund
Senior Vice President, General Counsel and Corporate Secretary
2000 W. Sam Houston Parkway S., Suite 2000
Houston, Texas 77042
(281) 589-5200
(Name, address, including zip code, and telephone number, including area code, of agent for service)
__________________________
Copies to:

Sean T. Wheeler, P.C.
Lanchi D. Huynh
Kirkland & Ellis LLP
609 Main Street
Houston, Texas 77002
United States
(713) 836-3600

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
__________________________

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
__________________________
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	5,383,674	$4.38 (2)	$23,580,492.12	$3,060.75
Common Stock, par value $0.01 per share, to be issued upon exercise of warrants	4,812,500 (3)	$9.19 (4)	$44,226,875.00	$5,740.65
Total			$67,807,367.12	$8,801.40

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover an indeterminate number of additional shares of common stock that may become issuable as a result of any stock splits, stock dividends, reclassifications, recapitalizations, combinations or similar transactions.

(2)
Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) under the Securities Act and based on the average of the high and low sale prices of the common stock as reported on the New York Stock Exchange on December 13, 2019.

(3)
This registration statement shall also cover an indeterminate number of shares of common stock that may become issuable upon exercise of the warrants pursuant to anti-dilution adjustments of such warrants.

(4)	Based on the exercise price of the associated warrants in accordance with Rule 457(g) under the Securities Act.

Prospectus

Callon Petroleum Company

10,196,174 Shares of Common Stock

This prospectus covers the resale by the selling shareholders identified in this prospectus of up to an aggregate of 10,196,174 shares of common stock, par value $0.01 per share (“common stock”), of Callon Petroleum Company (“Callon,” the “Company,” “we” or “us”), which consists of: (i) up to 5,383,674 currently outstanding shares of common stock, which were received by one of the selling shareholders upon consummation of the Merger in exchange for his shares of common stock, par value $0.01 per share, of Carrizo Oil & Gas, Inc. (“Carrizo”) and Carrizo restricted stock units and (ii) up to 4,812,500 shares of common stock that may be issued upon exercise of the Series A warrants (the “Warrants”) that were received by certain of the selling shareholders upon consummation of the Merger in exchange for their Series A warrants of Carrizo (the “Carrizo Warrants”).

On December 20, 2019, pursuant to the Agreement and Plan of Merger, dated as of July 14, 2019 (as amended the “Merger Agreement”), by and between the Company and Carrizo, Carrizo merged with and into Callon, with Callon continuing as the surviving corporation (the “Merger”).

We are not selling any shares of common stock under this prospectus, and we will not receive any of the proceeds from the sale or other disposition of shares of common stock by the selling shareholders. Additionally, we will not receive any proceeds upon exercise of the Warrants.

These securities may be offered and sold by the selling shareholders from time to time in accordance with the provisions set forth under “Plan of Distribution.” The selling shareholders may offer and sell these securities to or through one or more underwriters, dealers or agents, who may receive compensation in the form of discounts, concessions or commissions, or directly to purchasers, on a continuous or delayed basis. The selling shareholders may offer and sell these securities at various times in amounts, at prices and on terms to be determined by market conditions and other factors at the time of such offerings. This prospectus describes the general terms of these securities and the general manner in which the selling shareholders will offer and sell these securities. A prospectus supplement, if needed, will describe the specific manner in which the selling shareholders will offer and sell these securities and also may add, update or change information contained or incorporated by reference in this prospectus. The names of any underwriters and the specific terms of a plan of distribution, if needed, will be stated in the prospectus supplement.

Our common stock is listed on The New York Stock Exchange (the “NYSE”) under the symbol “CPE.”

INVESTING IN OUR COMMON STOCK INVOLVES A NUMBER OF RISKS. SEE “RISK FACTORS” ON PAGE 3 TO READ ABOUT FACTORS YOU SHOULD CAREFULLY CONSIDER BEFORE INVESTING IN OUR COMMON STOCK.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 20, 2019.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC using a “shelf” registration process. Using this process, the selling shareholders may offer the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of us and the securities that may be offered by the selling shareholders. Because each of the selling shareholders may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), each time securities are offered by the selling shareholders pursuant to this prospectus, the selling shareholders may be required to provide you with this prospectus and, in certain cases, a prospectus supplement that will contain specific information about the selling shareholders and the terms of the securities being offered. The prospectus supplement may also add to, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. Please carefully read this prospectus and any prospectus supplement, in addition to the information contained in the documents we refer to under the heading “Where You Can Find More Information” and “Information Incorporated by Reference.”

You should rely only on the information contained in this prospectus and in any applicable prospectus supplement, including any information incorporated by reference. Neither we nor the selling shareholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or in any free writing prospectus made available by us. We and the selling shareholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

You should assume that the information appearing in this prospectus is accurate only as of the date on the cover of this prospectus and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since the date indicated on the cover page of such documents.

The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe these restrictions. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation.

ii

SUMMARY

Callon Petroleum Company has been engaged in the development, acquisition and production of oil and natural gas properties since 1950. Callon is focused on the acquisition and development of unconventional onshore oil and natural gas reserves in the Permian Basin. The Permian Basin is located in West Texas and southeastern New Mexico and is comprised of three primary sub-basins: the Midland Basin, the Delaware Basin and the Central Basin Platform. For more than a decade, Callon has been focused on the Midland Basin and entered the Delaware Basin through an acquisition completed in February 2017 and has further expanded its presence in the Delaware Basin through acquisitions in 2018.

On December 20, 2019, pursuant to the Merger Agreement, Carrizo merged with and into Callon, with Callon continuing as the surviving corporation. Carrizo’s subsidiaries, which became Callon’s subsidiaries upon consummation of the Merger, are actively engaged in the exploration, development and production of crude oil, natural gas liquids and natural gas from resource plays located in the United States. Their current operations are principally focused in proven, producing oil and gas plays in the Eagle Ford Shale in South Texas and the Permian Basin in West Texas.

Callon’s common stock is traded on the NYSE under the symbol “CPE.” The principal executive offices of Callon are located at 2000 W. Sam Houston Parkway S., Suite 2000, Houston, Texas 77042, and its telephone number at that location is (281) 589-5200.

THE OFFERING

Common stock offered by the selling shareholders	10,196,174 shares

Terms of the offering	The selling shareholders will determine when and how they sell the shares of common stock offered in this prospectus, as described in “Plan of Distribution.”

Use of proceeds	We will not receive any of the proceeds from the sale of the shares of common stock being offered in this prospectus. See “Use of Proceeds.”

NYSE symbol	Our common stock is listed on the NYSE under the symbol “CPE.”

Risk factors	You should read the “Risk Factors” section of this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

Risk Factors

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K and in subsequent Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or any applicable prospectus supplement or incorporated by reference herein or therein. The risks so described are not the only risks facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. Furthermore, the trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

Cautionary Statement Regarding Forward-Looking Statements

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein or therein may include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “project,” “intend,” “estimate,” “expect,” “believe,” “predict,” “budget,” “projection,” “goal,” “plan,” “forecast,” “target” or similar expressions intended to identify forward-looking statements.

All statements other than statements of historical facts included in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein or therein are forward-looking statements. These statements may address activities, events or developments that we expect or anticipate will or may occur in the future, including such things as:

•	our oil and natural gas reserve quantities, and the discounted present value of these reserves;

•	the amount and nature of our capital expenditures;

•	our future drilling and development plans and our potential drilling locations;

•	the timing and amount of future capital and operating costs;

•	production decline rates from our wells being greater than expected;

•	commodity price risk management activities and the impact on our average realized prices;

•	business strategies and plans of management;

•	prospect development and property acquisitions; and

•	our ability to efficiently integrate and realize expected benefits from recent acquisitions, including the Merger.

Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved. We disclose important factors that could cause our actual results to differ materially from our expectations under “Risk Factors” in our most recent Annual Report on Form 10-K and in subsequent Quarterly Reports on Form 10-Q. These factors, some of which are beyond our control, include the following:

•	general economic conditions, including the availability of credit and access to existing lines of credit;

•	the volatility of oil and natural gas prices;

•	the uncertainty of estimates of oil and natural gas reserves;

•	impairments;

•	the impact of competition;

•	the availability and cost of seismic, drilling and other equipment, waste and water disposal infrastructure, and personnel;

•	operating hazards inherent in the exploration for and production of oil and natural gas;

•	difficulties encountered during the exploration for and production of oil and natural gas;

•	the potential impact of future drilling on production from existing wells;

•	difficulties encountered in delivering oil and natural gas to commercial markets;

•	changes in customer demand and producers’ supply;

•	the uncertainty of our ability to attract capital and obtain financing on favorable terms;

•	compliance with, or the effect of changes in, the extensive governmental regulations regarding the oil and natural gas business including those related to climate change and greenhouse gases;

•	the impact of government regulation, including regulation of hydraulic fracturing and water disposal wells;

•	any increase in severance or similar taxes;

•	the financial impact of accounting regulations and critical accounting policies;

•	the comparative cost of alternative fuels;

•	credit risk relating to the risk of loss as a result of non-performance by our counterparties;

•	cyberattacks on the Company or on systems and infrastructure used by the oil and natural gas industry; and

•	weather conditions.

All forward-looking statements speak only as of the date of the document in which they are contained; we disclaim any obligation to update these statements unless required by law, and we caution you not to place undue reliance on them.

All forward-looking statements, expressed or implied, included in this prospectus, any prospectus supplement and the documents incorporated by reference herein or therein are qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

In addition, we caution that reserve engineering is a process of estimating oil and natural gas accumulated underground and cannot be measured exactly. Accuracy of reserve estimates depend on a number of factors, including data available at the point in time, engineering interpretation of the data, and assumptions used by the reserve engineers as it relates to price and cost estimates and recoverability. New results of drilling, testing and production history may result in revisions of previous estimates and, if significant, would impact future development plans. As such, reserve estimates may differ from actual results of oil and natural gas quantities ultimately recovered.

Use of Proceeds

We are not selling any shares of common stock under this prospectus, and we will not receive any of the proceeds from the sale of shares of common stock by the selling shareholders. All shares of common stock offered by this prospectus are being registered for the account of the selling shareholders.

A portion of the shares of common stock covered by this prospectus are issuable upon exercise of the Warrants to purchase an aggregate of 4,812,500 shares of common stock. The Warrants may only be exercised on a cashless “net” exercise basis. Therefore, we will not receive any proceeds from the selling shareholders upon exercise of the Warrants.

Selling Shareholders

This prospectus covers the possible resale by the selling shareholders identified in this prospectus of up to an aggregate of 10,196,174 shares of our common stock, which consists of (i) up to 5,383,674 currently outstanding shares of common stock, which were received by Steven A. Webster, one of the selling shareholders, upon consummation of the Merger in exchange for his shares of Carrizo common stock and Carrizo restricted stock units and (ii) up to 4,812,500 shares of common stock that may be issued upon exercise of the Warrants that were received by the GSO Entities (as defined below) upon consummation of the Merger in exchange for their Carrizo Warrants.

The selling shareholders and any brokers, dealers or agents that participate in the distribution of shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of shares sold by them may be deemed to be underwriting discounts and commissions.

The following table sets forth information about the maximum number of shares of common stock that may be offered from time to time by the selling shareholders under this prospectus. The selling shareholders identified below may acquire at any time shares in addition to those registered hereby. In addition, the selling shareholders identified below may sell, transfer, assign or otherwise dispose of some or all of their shares in transactions exempt from or not subject to the registration requirements of the Securities Act. Accordingly, we cannot give an estimate as to the number of shares that will be held by the selling shareholders upon termination of this offering. The information set forth below is based on information provided by or on behalf of the selling shareholders prior to the date hereof. Information concerning the selling shareholders may change from time to time.

Name of Selling	Shares Beneficially Owned Prior	Shares of Common Stock	Shares of Common Stock Beneficially Owned After Completion of the Offering (1)
Shareholder	to Offering	Offered Hereby	Number	Percentage
Steven A. Webster (2)	5,383,674	5,383,674	0	0
GSO Entities (3)	4,812,500	4,812,500	0	0

(1)	Assumes the selling shareholders sell all of the shares of common stock offered pursuant to this prospectus.

(2)
Since the consummation of the Merger on December 20, 2019, Mr. Webster has served as a member of Callon’s board of directors. Mr. Webster was designated by Carrizo’s board of directors to be appointed to Callon’s board of directors pursuant to the terms of the Merger Agreement. Prior to the Merger, and since 1997, he served as chairman of Carrizo’s board of directors, which he joined in 1993.

(3)
GSO Aiguille des Grands Montets Fund II LP directly holds Warrants exercisable for 165,742.5 shares of common stock; GSO Credit Alpha Trading (Cayman) LP directly holds Warrants exercisable for 224,840 shares of common stock; GSO Harrington Credit Alpha Fund (Cayman) L.P. directly holds Warrants exercisable for 32,532.5 shares of common stock; GSO Energy Select Opportunities Fund AIV-5 LP directly holds Warrants exercisable for 1,141,197.75 shares of common stock; GSO Energy Select Opportunities Fund AIV-6 LP directly holds Warrants exercisable for 726,822.25 shares of common stock; GSO Energy Partners-A LP directly holds Warrants exercisable for 362,670 shares of common stock; GSO Energy Partners-B LP directly holds Warrants exercisable for 138,407.5 shares of common stock; GSO Energy Partners-C LP directly holds Warrants exercisable for 223,877.5 shares of common stock; GSO Energy Partners-C II LP directly holds Warrants exercisable for 139,947.5 shares of common stock; GSO Energy Partners-D LP directly holds Warrants exercisable for 276,815 shares of common stock; GSO COF III AIV-6 LP directly holds Warrants exercisable for 848,424.5 shares of common stock; and GSO COF III AIV-7 LP (collectively, with the other direct holders described in this paragraph, the “GSO Entities”) directly holds Warrants exercisable for 531,223 shares of common stock.

GSO Capital Partners LP is the investment manager of GSO Aiguille des Grands Montets Fund II LP. GSO Advisor Holdings L.L.C. is the special limited partner of GSO Capital Partners LP with the investment and voting power over the securities beneficially owned by GSO Capital Partners LP. Blackstone Holdings I L.P. is the sole member of GSO Advisor Holdings L.L.C.

GSO Credit Alpha Associates LLC is the general partner of GSO Credit Alpha Trading (Cayman) LP. GSO Harrington Credit Alpha Associates L.L.C. is the general partner of GSO Harrington Credit Alpha Fund (Cayman) L.P. GSO Energy Select Opportunities Associates LLC is the general partner of each of GSO Energy Select Opportunities Fund AIV-5 LP and GSO Energy Select Opportunities Fund AIV-6 LP. GSO Energy Partners-A Associates LLC is the general partner of GSO Energy Partners-A LP. GSO Energy Partners-B Associates LLC is the general partner of GSO Energy Partners-B LP. GSO Energy Partners-C Associates LLC is the general partner of GSO Energy Partners-C LP. GSO Energy Partners-C Associates II LLC is the general partner of GSO Energy Partners-C II LP. GSO Energy Partners-D Associates LLC is the general partner of GSO Energy Partners-D LP. GSO Capital Opportunities Associates III LLC is the general partner of each of GSO COF III AIV-6 LP and GSO COF III AIV-7 LP. GSO Holdings I L.L.C. is the managing member of each of GSO Credit Alpha Associates LLC, GSO Harrington Credit Alpha Associates L.L.C., GSO Energy Select Opportunities Associates LLC, GSO Energy Partners-A Associates LLC, GSO Energy Partners-B Associates LLC, GSO Energy Partners-C Associates LLC, GSO Energy Partners-C Associates II LLC, GSO Energy Partners-D Associates LLC, and GSO Capital Opportunities Associates III LLC. Blackstone Holdings II L.P. is the managing member of GSO Holdings I L.L.C. with respect to securities beneficially owned by the GSO Entities.

Blackstone Holdings I/II GP L.L.C. is the general partner of each of Blackstone Holdings I L.P. and Blackstone Holdings II L.P. The Blackstone Group Inc. is the sole member of Blackstone Holdings I/II GP L.L.C. Blackstone Group Management L.L.C. is the sole holder of the Class C common stock of The Blackstone Group Inc. Blackstone Group Management L.L.C. is wholly-owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. In addition, Bennett J. Goodman may be deemed to have shared voting power and/or investment power with respect to the securities held by the GSO Entities. Each of the foregoing entities and individuals disclaims beneficial ownership of the securities held directly by the GSO Entities (other than the GSO Entities to the extent of their direct holdings).

Registration Rights Agreements with the Selling Shareholders

In December 1999, Carrizo entered into a registration rights agreement, as amended, with certain of its founding shareholders, including Mr. Webster, that provided the shareholders with registration rights relating to shares held by them at the time and shares acquired through the exercise or conversion of securities that are convertible into common stock. In February 2002, Carrizo entered into an additional registration rights agreement, as amended, with Mr. Webster in connection with the sale of Series B preferred stock and warrants to purchase shares of Carrizo common stock. The shares of common stock that may be sold by Mr. Webster are being registered by Callon (as successor-in-interest to Carrizo) in accordance with these registration rights agreements. Under this agreement, we are paying the costs of registration and have agreed to indemnify him against certain liabilities, including liabilities arising under the Securities Act.

The GSO Entities are party to registration rights agreement that was entered into with Carrizo in August 2017. The shares of common stock that may be sold by the GSO Entities upon exercise of the Warrants are being registered by Callon (as successor-in-interest to Carrizo) pursuant to this registration rights agreement. Under this agreement, we are paying the costs of registration and have agreed to indemnify the GSO Entities against certain liabilities, including liabilities arising under the Securities Act.

Other Material Relationships

To our knowledge, none of the selling shareholders has, or has had within the past three years, any position, office or other material relationship with us or any of our predecessors or affiliates, other than as described above and other than (i) their ownership of our common stock (in the case of Mr. Webster) and the Warrants (in the case of the GSO Entities), (ii) their ownership, prior to the Merger, of Carrizo’s securities, including Carrizo common stock (in the case of Mr. Webster), restricted stock units (in the case of Mr. Webster), Carrizo preferred stock (in the case of the GSO Entities), all of which Carrizo preferred stock was redeemed immediately prior to the consummation of the Merger, and Carrizo Warrants (in the case of the GSO Entities), and (iii) Mr. Webster’s relationship with Avista Capital Holdings, LP and certain related entities, which is described in Carrizo’s definitive proxy statement filed on Schedule 14A on April 2, 2019 under “Related Party Transactions.”

Plan of Distribution

The offered shares are being registered to permit the selling shareholders to offer and sell the offered shares from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale or other distribution of the common stock, or any proceeds from the selling shareholders upon exercise of the Warrants. We will bear the fees and expenses incurred by us in connection with our obligation to register the offered securities pursuant to the Registration Rights Agreement. If the shares are sold through underwriters or broker-dealers, we will not be responsible for underwriting discounts or commissions or agents’ commissions.

The selling shareholders may act independently of us in making decisions with respect to the timing, manner and size of each of their sales. The selling shareholders and certain of their successors, including certain transferees and assignees, may make sales of the shares of common stock included in this prospectus from time to time through one or more methods specified herein or through a combination of any of such methods or any other method permitted pursuant to applicable law. Such offers and sales may be made directly to purchasers, through underwriters, to dealers or through agents, on any stock exchange on which the shares are listed or otherwise at prices and under terms prevailing at the time of the sale, at prices related to the then-current market price, at fixed prices, at varying prices determined at the time of sale, at privately negotiated prices or any other method permitted pursuant to applicable law. Such sales may be effected by a variety of methods, including the following:

•	in market transactions or on any national securities exchange or quotation service or over-the-counter market on which the shares may be listed or quoted at the time of sale;

•	in transactions other than on such exchanges or services or in the over-the-counter market;

•	in privately negotiated transactions;

•	through one or more underwriters on a firm commitment or best-efforts basis, including through overnight underwritten offerings or bought deals;

•
through the writing or settlement of options or other hedging transactions (including the issuance by the selling shareholders of derivative securities), whether the options or such other derivative securities are listed on an options exchange or otherwise;

•	through the settlement of certain short sales entered into after the date of this prospectus;

•	purchases by the broker-dealer as principal, and resale by the broker-dealer for its account pursuant to this prospectus;

•	a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent, but may resell all or a portion of the block as principal in order to facilitate the transaction;

•	in a public auction;

•	transactions in which a broker-dealer may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	transactions in which the broker-dealer as agent solicits purchasers and ordinary brokerage transactions by the broker-dealer as agent;

•	an offering at other than a fixed price on or through the facilities of any stock exchange on which the shares are then listed or to or through a market maker other than on that stock exchange;

•	through any combination of the foregoing methods of sale; or

•	through any other method permitted pursuant to applicable law.

The selling shareholders may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions.

The selling shareholders may enter into hedging transactions with broker-dealers or any other person, in connection with such broker dealer or other person who may in turn engage in short sales of the shares of common stock in the course of hedging the positions they assume. The selling shareholders also may sell shares short and deliver shares covered by this prospectus to close out the short positions or loan, pledge, or grant a security interest in, some or all the shares owned by them to broker-dealers that in turn may sell such shares.

The selling shareholders may also directly make offers to sell some or all of the shares of common stock included in this prospectus to, or solicit offers to purchase such shares from, purchasers from time to time.

If the selling shareholders use one or more underwriters in the sale, the underwriters will acquire the securities for their own account, and they may resell these securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered and sold to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. In connection with those sales, underwriters may be deemed to have received compensation from the selling shareholders in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the shares for which they may act as agents. Underwriters may resell the shares to or through dealers, and those dealers may receive compensation in the form of one or more discounts, concessions or commissions from the underwriters and commissions from purchasers for which they may act as agents.

From time to time, the selling shareholders may sell the shares of common stock included in this prospectus to one or more dealers acting as principals. The dealers, which may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell the shares to purchasers.

The selling shareholders may designate broker-dealers as agents from time to time to solicit offers from purchasers to purchase the shares of common stock included in this prospectus, or to sell such shares in ordinary brokerage transactions, on their behalf. Such broker-dealers may be deemed to be “underwriters” as that term is defined in the Securities Act in such offering.

The selling shareholders or their respective underwriters, broker-dealers, or agents may make sales of the shares of common stock that are deemed to be an at-the-market offering as defined in Rule 415 of the Securities Act, which includes sales of such shares made directly on or through any stock exchange on which the shares are listed, the existing trading market for the shares, or in the over-the-counter market or otherwise.

From time to time, one or more of the selling shareholders may pledge, hypothecate or grant a security interest in some or all of the shares of common stock owned by them. In the event of default, the pledgees, secured parties or persons to whom the shares have been hypothecated will, to the extent registration rights are transferable and are transferred upon foreclosure, be deemed to be selling shareholders under this prospectus. The number of shares offered under this prospectus by a given selling shareholder will decrease as and when such events occur. In addition, a selling shareholder may, from time to time, sell the shares short, and, in those instances, this prospectus may be delivered in connection with the short sales, and the shares offered under this prospectus may be used to cover short sales.

In addition to the transactions described above, the selling shareholders may sell the shares of common stock included in this prospectus in compliance with available exemptions from the registration requirements under the Securities Act, rather than pursuant to this prospectus.

The selling shareholders may decide to sell all or a portion of the securities offered by them pursuant to this prospectus or may decide not to sell any securities under this prospectus. In addition, the selling shareholders may transfer, sell or dispose of the securities by other means not described in this prospectus.

The selling shareholders and any other persons participating in the sale or distribution of shares of common stock will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M. Regulation M may limit the timing of purchases and sales of any of the shares by the selling shareholders and any other such persons. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the shares being distributed for a period of up to five business days before the distribution. This may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.

To the extent required, the securities to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters and any applicable commissions or discounts with respect to a particular offering will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

We have agreed to indemnify, in certain circumstances, the selling shareholders against certain liabilities to which they may become subject in connection with the sale of the shares of common stock included in this prospectus, including liabilities arising under the Securities Act. Each of the selling shareholders has agreed to indemnify us in certain circumstances against certain liabilities to which we may become subject in connection with the sale of such shares, including liabilities arising under the Securities Act. We have also agreed that if the indemnification described above is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party or is insufficient to hold them harmless in respect of any losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the statements or omissions that resulted in such losses, as well as any other relevant equitable considerations. We and the selling shareholders may agree to indemnify underwriters, dealers and agents who participate in the distribution of the shares included in this prospectus against certain liabilities to which they may become subject in connection with the sale of such shares, including liabilities arising under the Securities Act.

Certain of the underwriters and their affiliates may engage in transactions with and may perform services for us or our affiliates in the ordinary course of business.

We have agreed to pay the expenses of the registration of the shares of common stock offered and sold by the selling shareholders under the registration statement of which this prospectus forms a part, including, but not limited to, all registration and filing fees, fees and expenses of our counsel and accountants, and to reimburse the selling shareholders for any legal fees and expenses reasonably incurred in connection with defending against certain liabilities. The selling shareholders will pay any underwriting discounts and commissions applicable to the shares sold by the selling shareholders.

A prospectus and accompanying prospectus supplement in electronic form may be made available on the websites maintained by the underwriters of a given offering. The underwriters may agree to allocate a number of securities for sale to their online brokerage account holders. Such allocations of securities for internet distributions will be made on the same basis as other allocations. In addition, securities may be sold by the underwriters to securities dealers who resell securities to online brokerage account holders.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

In connection with offerings of securities under the registration statement of which this prospectus forms a part and in compliance with applicable law, underwriters, brokers or dealers may engage in transactions that stabilize or maintain the market price of the securities at levels above those that might otherwise prevail in the open market. Specifically, underwriters, brokers or dealers may over-allot in connection with offerings, creating a short position in the securities for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the securities, the underwriters, brokers or dealers may place bids for the securities or effect purchases of the securities in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution of the securities in offerings may be reclaimed by the syndicate if the syndicate repurchases previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time. These transactions may be effected on or through any stock exchange on which the shares are listed, the existing trading market for the shares, or in the over-the-counter market or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC (File No. 001-14039). The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

We also make available free of charge on our website, at www.callon.com under the “Investor” section, all of the documents that we file with the SEC as soon as reasonably practicable after we electronically file those documents with the SEC. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider such information as part of this prospectus.

This prospectus is part of a registration statement that we filed with the SEC and does not contain all of the information that you can find in that registration statement and its exhibits. The full registration statement, including exhibits to the registration statement, provides additional information about us and the common stock offered under this prospectus and may be obtained from the SEC or us, as provided above. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance such statement is qualified by reference to each such contract or document filed with or incorporated by reference as part of the registration statement.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we provide in other documents filed by us with the SEC. The information incorporated by reference is an important part of this prospectus and any prospectus supplement. We incorporate by reference the following documents that we have filed with the SEC (other than portions of these documents that are either (i) described in paragraph (e) of Item 201 of Registration S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K or (ii) deemed to have been furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01), unless otherwise indicated therein):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed on February 27, 2019;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2019 (filed on May 7, 2019), June 30, 2019 (filed on August 7, 2019), and September 30, 2019 (filed on November 5, 2019);

•	our definitive Proxy Statement on Schedule 14A, filed on March 27, 2019;

•
our Current Reports on Form 8-K filed on November 14, 2018, January 4, 2019, March 8, 2019, March 15, 2019, April 5, 2019, May 9, 2019, June 13, 2019, June 18, 2019, July 15, 2019, July 19, 2019, November 5, 2019, November 14, 2019, November 18, 2019, December 16, 2019 and December 20, 2019; and

•
the description of our common stock set forth in our Registration Statement on Form 8-A, including any amendment or report filed for purposes of updating such description, filed on November 17, 1995 (P).

In addition, all documents subsequently filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are either (i) described in paragraph (e) of Item 201 of Registration S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K or (ii) deemed to have been furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01), unless otherwise indicated therein), until all offerings under the registration statement of which this prospectus is a part are completed or terminated, will be considered to be incorporated by reference into this prospectus and to be a part of this prospectus from the dates of the filing of such documents. The most recent information that we file with the SEC automatically updates and supersedes more dated information.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above that have been incorporated by reference into this prospectus. You should direct requests for those documents to:

Callon Petroleum Company
2000 W. Sam Houston Parkway S., Suite 2000
Houston, Texas 77042
(281) 589-5200

Legal Matters

The validity of the securities offered by this prospectus will be passed upon for us by Kirkland & Ellis, LLP. If any legal matters relating to offerings made in connection with this prospectus are passed upon by counsel for underwriters, dealers or agents, such counsel will be named in the prospectus supplement relating to any such offering.

Experts

The audited consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting of Callon Petroleum Company incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The Cimarex Acquisition Statement of Revenues and Direct Operating Expenses for the year ended December 31, 2017, and the related notes to the financial statement, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent auditor, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The information incorporated by reference in this prospectus relating to certain estimated quantities of Callon’s proved reserves and future revenue have been derived from reports prepared by DeGolyer and MacNaughton, independent petroleum engineers, as stated in their report with respect thereto. All such information is incorporated in this prospectus in reliance upon the authority of said firm as experts with respect to the matters covered by their report and the giving of their report.

The consolidated financial statements of Carrizo Oil & Gas, Inc. appearing in Carrizo Oil & Gas, Inc.’s Annual Report on Form 10-K for the years ended December 31, 2018 and 2017, and the effectiveness of Carrizo Oil & Gas, Inc.’s internal control over financial reporting as of December 31, 2018 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Carrizo Oil & Gas, Inc. and subsidiaries for the year ended December 31, 2016, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

Estimates of proved reserves attributable to certain interests of Carrizo Oil & Gas, Inc. as of December 31, 2018 and related information included or incorporated by reference herein have been prepared based on reports by Ryder Scott Company, L.P., independent consulting petroleum engineers, and all such information has been so incorporated in reliance on the authority of such experts in such matters.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets for the various expenses expected to be incurred in connection with the sale and distribution of the securities being registered hereby. Unless otherwise stated in any prospectus supplement relating to an offering by selling shareholders, all such expenses, other than underwriting discounts and commissions, will be paid by us.

SEC registration fee	$8,801.40
Printing expenses	*
Accounting and engineers’ fees and expenses	*
Legal fees and expenses	*
Transfer agent fees and expenses	*
Miscellaneous	*
Total	*

*	Estimated expenses are not presently known.

Item 15. Indemnification of Directors and Officers.

Callon is a Delaware corporation subject to the applicable indemnification provisions of the General Corporation Law of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware provides generally and in pertinent part that a Delaware corporation may indemnify its directors, officers, employees and agents (or persons serving at the request of the Company as a director, officer, employee or agent of another entity) against expenses, judgments, fines, and settlements actually and reasonably incurred by them in connection with any civil, criminal, administrative, or investigative suit or action except actions by or in the right of the corporation if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful. Section 145 further provides that in connection with the defense or settlement of any action by or in the right of the corporation, a Delaware corporation may indemnify its directors, officers, employees and agents (or persons serving at the request of the Company as a director, officer, employee or agent of another entity) against expenses actually and reasonably incurred by them if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue, or matter as to which such person has been adjudged liable to the corporation unless the Delaware Court of Chancery or other court in which such action or suit is brought approves such indemnification. Section 145 further permits a Delaware corporation to grant its directors and officers additional rights of indemnification through bylaw provisions and otherwise, and or purchase indemnity insurance on behalf of its directors and officers.

Article Eight of our Certificate of Incorporation (as amended, the “Certificate of Incorporation”) and Article VIII of our Amended and Restated Bylaws (the “Bylaws”) provide, in general, that we may indemnify our directors, officers, employees and agents (or persons serving at the request of the Company as a director, officer, employee or agent of another entity) to the full extent of Delaware law.

Article IX of the Bylaws provides that we shall indemnify, to the full extent that we shall have power under applicable law to do so and in a manner permitted by such law, any of our officers or directors (including those persons serving as an officer or director of another entity at our request) who is party to a suit or other proceeding by reason of his or her position as an officer or director against all, judgements, fines, expenses and amounts paid in settlement actually and reasonably incurred by him or her in connection with such suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. We may only indemnify an officer or director who brought the suit or proceeding if our board of directors had previously authorized such suit or proceeding. The rights to indemnification provided by our Bylaws include the right to advancement of expenses, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, to the extent such person undertakes to repay all amounts advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expense.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. We maintain liability insurance policies that indemnify our directors and officers and those of our subsidiaries against various liabilities, including certain liabilities arising under the Securities Act and the Exchange Act that may be incurred by them in their capacity as such.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation or Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

We have entered into separate indemnification agreements with our directors and executive officers, and intend to enter into indemnification agreements with any new directors and executive officers in the future to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Certificate of Incorporation and Bylaws and to provide additional procedural protections.

Item 16. Exhibits

Exhibit Number	Description
1.1*	Underwriting Agreement
2.1†
Agreement and Plan of Merger, dated as of July 14, 2019, by and between Callon Petroleum Company and Carrizo Oil & Gas, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed on July 15, 2019, File No. 001-14039)

2.2
Amendment No. 1 to Agreement and Plan of Merger, dated as of August 19, 2019, by and between Callon Petroleum Company and Carrizo Oil & Gas, Inc. (incorporated by reference to Exhibit 2.2 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2019, File No. 001-14039)

2.3
Amendment No. 2 to Agreement and Plan of Merger, dated November 13, 2019, by and between Callon Petroleum Company and Carrizo Oil & Gas, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed November 14, 2019, File No. 001-14039)

4.1
Certificate of Incorporation of Callon Petroleum Company, as amended through May 12, 2016 (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2016, File No. 001-14039)

4.2
Certificate of Amendment to the Certificate of Incorporation of Callon Petroleum Company, effective December 20, 2019 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed December 20, 2019, File No. 001-14039)

4.3
Amended and Restated Bylaws of Callon Petroleum Company (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K filed with the SEC on February 27, 2019, File No. 001-14039)

4.4	Specimen of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K, filed on February 28, 2018, File No. 001-14039)
4.5
Warrant Agreement, dated December 20, 2019, among Callon Petroleum Company and American Stock Transfer & Trust Company, LLC (incorporated by reference to Exhibit 4.5 to the Company’s Current Report on Form 8-K, filed on December 20, 2019, File No. 001-14039)

4.6
Amended and Restated Registration Rights Agreement dated December 15, 1999 among the Company, Paul B. Loyd Jr., Douglas A. P. Hamilton, Steven A. Webster, S.P. Johnson IV, Frank A. Wojtek and DAPHAM Partnership, L.P. (incorporated herein by reference to Exhibit 99.5 to Carrizo Oil & Gas, Inc.’s Current Report on Form 8-K dated December 15, 1999, File No. 000-29187-87).

4.7
Registration Rights Agreement, dated February 20, 2002, among Carrizo Oil & Gas, Inc., Mellon Ventures, L.P. and Steven A. Webster (incorporated by reference to Exhibit 99.5 to Carrizo Oil & Gas Inc.’s Current Report on Form 8-K, filed February 27, 2002, File No. 000-29187-87)

4.8
Registration Rights Agreement, dated as of August 10, 2017, between Carrizo Oil & Gas, Inc. and the GSO Funds party thereto (incorporated herein by reference to Exhibit 10.1 to Carrizo Oil & Gas, Inc.’s Current Report on Form 8-K, filed on August 11, 2017 File No. 000-29187-87).

5.1+	Opinion of Kirkland & Ellis LLP
23.1+	Consent of Kirkland & Ellis LLP (included on Exhibit 5.1)
23.2+	Consent of Grant Thornton LLP
23.3+	Consent of KPMG LLP
23.4+	Consent of Ernst & Young LLP
23.5+	Consent of KPMG LLP
23.6+	Consent of DeGolyer and MacNaughton, Inc.
23.7+	Consent of Ryder Scott Company, L.P.
24.1+	Power of Attorney (included on the signature page of this registration statement)

*	To be filed, if necessary, by amendment or as an exhibit to a document filed under the Exchange Act and incorporated by reference herein.

†
Certain schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule or attachment to the SEC upon request.

+	Filed herewith.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas on the 20th day of December 2019.

CALLON PETROLEUM COMPANY

By:	/s/ Joseph C. Gatto, Jr.
Name:	Joseph C. Gatto, Jr.
Title:	President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Joseph C. Gatto, Jr., James P. Ulm, II and Michol L. Ecklund, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on December 20, 2019.

Signature	Title

/s/ Joseph C. Gatto, Jr.	Director, President, and Chief Executive Officer
Joseph C. Gatto, Jr.	(Principal Executive Officer)

/s/ James P. Ulm II	Senior Vice President and Chief Financial Officer
James P. Ulm II	(Principal Financial Officer)

/s/ Gregory F. Conaway	Vice President and Chief Accounting Officer
Gregory F. Conaway	(Principal Accounting Officer)

/s/ L. Richard Flury	Chairman of the Board
L. Richard Flury

/s/ Mathew R. Bob	Director
Mathew R. Bob

/s/ Barbara J. Faulkenberry	Director
Barbara J. Faulkenberry

/s/ Michael L. Finch	Director
Michael L. Finch

/s/ S.P. Johnson IV	Director
S.P. Johnson IV

/s/ Larry D. McVay	Director
Larry D. McVay

/s/ Anthony J. Nocchiero	Director
Anthony J. Nocchiero

/s/ Frances Aldrich Sevilla-Sacasa	Director
Frances Aldrich Sevilla-Sacasa

/s/ James M. Trimble	Director
James M. Trimble

/s/ Steven A. Webster	Director
Steven A. Webster